Exhibit 4.63

English Translation

BUSINESS OPERATION AGREEMENT

This Business Operation Agreement (hereinafter referred to as “this Agreement”) is entered into among the following parties in Beijing, People’s Republic of China (“China” or “PRC”) as of June 23, 2010:

Party A:	Beijing AmazGame Age Internet Technology Co., Ltd., with the registered address of No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing; and the legal representative of Tao Wang;

Party B:	Beijing Gamease Age Digital Technology Co., Ltd., with the registered address of No. 1197, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing; and the legal representative of Tao WANG;

Party C:	Tao WANG, with the address of East Tower, Jingyan Hotel, No. 20 Shijingshan Road, Shijingshan District, Beijing; and ID number of 352101750430081

Party D:	Dewen CHEN, 24-5-401, Tian Long Yuan, Guan Dong Da Jie, Changping District and the ID number of 352101197504040811.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC law, which has the technology expertise and the practical experience on the development and design of computer software, and rich experience and professional technicians on information technology and services;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law, which is approved by Beijing Communication Administration to carry on the value-added communication business including Internet information services;

3.	Party C and Party D are PRC citizen and the shareholders of Party B, in which Party C owns 60% and Party D owns 40% equity interests of Party B;

4.	Party A has established a business relationship with Party B by entering into an Operating Maintenance Service Agreement, Technology Development and Technology Application Service Agreement (collectively, “Services Agreement”) and etc.; Party B, pursuant to such agreements, is liable to pay a certain amount of money to Party B. Therefore, both parties are aware that the daily operation of Party B will have a material effect on its capacity to pay such payable account to Party A;

5.	The parties hereby agree to further clarify, through this Agreement, the matters in connection with Party B’s operation pursuant to provisions herein.

English Translation

NOW, THEREFORE, through friendly negotiations and abiding by the principle of equality and mutual benefit, the Parties hereby agree as follows:

1.	To assure the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the company’s operation (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such transactions) unless the obtainment of a prior written consent from Party A, including but not limited to the following contents:

1.1	to borrow money from any third party or assume any debt;

1.2	to sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

1.3	to provide real guarantee for any third party with its assets or intellectual property rights;

1.4	to assign to any third party its business agreements.

2.	Party C and Party D, as Party B’s shareholders, further covenant that

2.1	not sell, transfer, pledge, dispose in any other manners of their equity interests of Party B or other interests, or not allow to create other security interests on it without Party A’s prior written consent, except for Party A and/or its designated person;

2.2	not to approve the shareholders’ resolution which may result in the Party B’s merger or combination with, buy or investment in, be purchased (other than Party A or its designated person) any other person without Party A’s prior written consent;

2.3	not do anything that may materially affect the assets, business and liabilities of Party B without Party A’s prior written consent; not, upon the execution of this Agreement, to sale, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income of Party B, or to approve any other security interest set on it without prior written consent by Party A;

2.4	not to request Party B or approved at shareholder’s meeting to distribute dividends or profits to shareholders without Party A’s prior written consent;

English Translation

2.5	not to supplement, amend or modify its articles of association, or to increase or decrease its registered capital, or to change the capital structure of Party B in any way without Party A’s prior written consent; and

2.6	agree to execute the Power of Attorney attached hereto as requested by Party A upon the execution of this Agreement and within the term of this Agreement.

3.	In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree to accept, from time to time, the corporate policy advise and guidance provided by Party A in connection with the employment and dismissal of the company’s employees, company’s daily operating, financial management and so on.

4.	Party B together with its shareholders Party C and Party D hereby jointly agree that Party C and Party D shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers of Party A recommended by Party A to assume such position. In this circumstance, the person recommended by Party A should comply with the stipulation on the statutory qualifications of directors, General Manager, chief financial controller, and other senior officers pursuant to applicable law.

5.	Party B together with its shareholders Party C and Party D hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B in a timely manner and Party B shall seek a guarantee from other third party.

6.	In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

7.	Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.	If any clause hereof is judged as invalid or non-enforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the laws without affecting other clauses hereof in any way.

English Translation

9.	Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A; Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.	All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents required to be disclosed in accordance with applicable laws or rules or regulations of stock exchange; or (c) if any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive whatever this Agreement is void, amended, cancelled, terminated or unable to perform.

11.	This conclusion, validity, performance, modification, interpretation, termination and disputes resolution of Agreement shall be governed by the PRC law.

12.	The parties hereto shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Beijing Arbitration Commission in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final conclusive and binding upon both parties. If there is any dispute is in process of arbitration, other than the matters in dispute, the Parties shall perform the other rights and obligation pursuant to this Agreement.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.	Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

English Translation

15.	The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party A based on its independent judgement. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.	The Parties agree and confirm the meaning of “Party A’s (written) notice” pursuant to this Agreement means the consent shall be approved by the board of Party A, but if such consent only approved by Party C, such consent shall not be deemed as satisfied with the obtaining of written notice from Party A.

17.	This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

18.	The original of this Agreement is in four (4) copies, each party holds one and all original are equally valid.

IN WITNESS THEREOF each party hereto have caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

[No text below]

English Translation

[Signature Page]

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.
(seal)

Legal/Authorized Representative:	/s/ Tao Wang
Name:
Position:

Party B: Beijing Gamease Age Digital Technology Co., Ltd.
(seal)

Legal/Authorized Representative:	/s/ Tao Wang
Name:
Position:

Party C: Tao WANG

Signature:	/s/ Tao Wang

Party D: Dewen CHEN

Signature:	/s/ Dewen Chen

English Translation

Appendix: Power of Attorney

Power of Attorney

I, Tao WANG, citizen of the People’s Republic of China (the “PRC”) with ID No. of 352101750430081, is the shareholder of Beijing Gamease Age Digital Technology Co., Ltd. (“Gamease”) holding 60% equity interest of Gamesase, hereby irrevocably appoint                          with the following powers and rights during the term of this Power of Attorney:

I hereby appoint                          to exercise, on my behalf, all shareholder’s rights corresponding to the 60% equity interests of Gamease in accordance with PRC laws and Gamease’s Articles of Association at the shareholders’ meetings of Gamease, including but not limited to the right to call the shareholder’s meeting, accept the notice regarding the shareholder’s meeting and its agenda, participate in the shareholder’s meeting and exercise the voting right (including elect, designate or appoint the director, general manager, financial controller or other senior management personnel, the matters of distribution of dividend), to sell or transfer any or all of equity interests of Gamease.

Such authorization and appointment are based upon the precondition that                          is acting as an employee of Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”) and AmazGame agrees in written such authorization and appointment. Once                          loses his title or position in AmazGame or AmazGame notifies of the termination of such authorization and appointment, I shall withdraw such authorization and appointment to him immediately and designate/authorize the other individual nominated by AmazGame to exercise the full aforesaid rights on behalf of myself at the shareholders’ meetings of Gamease. If I die, I agree to transfer the right and obligation pursuant to this Power of Attorney to the person designated by AmazGame.

The initial term of this Power of Attorney is ten (10) years upon the execution date of this Power of Attorney during the duly existing term of Gamease unless the early termination of Operation Agreement jointly executed by AmazGame and Gamease by any reason. If the term expires, upon the request by AmazGame, I will extend the term of this Power of Attorney. Within the term of this Power of Attorney, this Power of Attorney shall not be revised or terminated without the consent of AmazGame.

/s/ Tao Wang

Date: June 2010

English Translation

Power of Attorney

I, Dewen CHEN, citizen of the People’s Republic of China (the “PRC”) with ID No. of 352101197504040811, is the shareholder of Beijing Gamease Age Digital Technology Co., Ltd. (“Gamease”) holding 40% equity interest of Gamease, hereby irrevocably appoint                          with the following powers and rights during the term of this Power of Attorney:

I hereby appoint                          to exercise, on my behalf, all shareholder’s rights corresponding to the 40% equity interests of Gamease in accordance with PRC laws and Gamease’s Articles of Association at the shareholders’ meetings of Gamease, including but not limited to the right to call the shareholder’s meeting, accept the notice regarding the shareholder’s meeting and its agenda, participate in the shareholder’s meeting and exercise the voting right (including elect, designate or appoint the director, general manager, financial controller or other senior management personnel, the matters of distribution of dividend), to sell or transfer any or all of equity interests of Gamease.

Such authorization and appointment are based upon the precondition that                          is acting as an employee of Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”) and AmazGame agrees in written such authorization and appointment. Once                          loses his title or position in AmazGame or AmazGame notifies of the termination of such authorization and appointment, I shall withdraw such authorization and appointment to him immediately and designate/authorize the other individual nominated by AmazGame to exercise the full aforesaid rights on behalf of myself at the shareholders’ meetings of Gamease. If I die, I agree to transfer the right and obligation pursuant to this Power of Attorney to the person designated by AmazGame.

The initial term of this Power of Attorney is ten (10) years upon the execution date of this Power of Attorney during the duly existing term of Gamease unless the early termination of Operation Agreement jointly executed by AmazGame and Gamease by any reason. If the term expires, upon the request by AmazGame, I will extend the term of this Power of Attorney. Within the term of this Power of Attorney, this Power of Attorney shall not be revised or terminated without the consent of AmazGame.

/s/ Dewen Chen

Date: June 2010